UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 9, 2015
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

Fourth Amendment to Employment Agreement with the Company’s Executive Chairman

On April 9, 2015, the Amtech Systems, Inc. (the “Company”) board of directors (the “Board”) approved a Fourth Amendment to Employment Agreement between the Company and Jong S. Whang, the Company’s Executive Chairman. The amendment (i) clarified language with respect to grants of stock options and restricted stock made to Mr. Whang, (ii) extended the term of the agreement for period of three years, and (iii) increased the director and officer liability insurance maintained by the Company for the benefit of Mr. Whang from $5 million to $10 million. The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Fourth Amendment to Employment Agreement with the Company’s President and Chief Executive Officer

On April 9, 2015, the Company’s Board approved a Fourth Amendment to Employment Agreement between the Company and Fokko Pentinga, the Company’s President and Chief Executive Officer. The amendment (i) increased Mr. Pentinga’s base salary from $370,000 to $407,000, (ii) modified the annual car allowance benefit in order to apply such benefit to either a leased car or general automobile allowance, and (iii) increased the director and officer liability insurance maintained by the Company for the benefit of Mr. Pentinga from $1 million to $10 million. The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Employment Agreement with the Company’s Executive Vice President and Chief Financial Officer

On April 9, 2015, the Company’s Board approved an Employment Agreement between the Company and Bradley C. Anderson, the Company’s Executive Vice President and Chief Financial Officer. The initial term of the agreement is three years, and will continue after the initial term for successive one year terms unless the Company or Mr. Anderson provides written notice of termination.

Pursuant to the agreement, Mr. Anderson will be paid an initial base salary of $291,500 per year, which shall be reviewed annually by the Board’s Compensation Committee and is subject to annual increases at the discretion of the Compensation Committee. In addition, Mr. Anderson is eligible for annual cash bonuses and will receive an annual grant of restricted stock and stock options, with such amounts to be determined annually by the Compensation Committee. The Company will also provide Mr. Anderson with such benefits as are provided to the other Company executives.

Mr. Anderson’s employment with the Company is “at will”, and either the Company or Mr. Anderson may terminate the agreement and employment at any time, with or without Cause or Good Reason (as defined in the agreement). Notwithstanding, if the Company terminates Mr. Anderson’s employment without Cause or Mr. Anderson terminates his employment for Good Reason, he shall be entitled to receive his salary, cash bonus, and vacation accrued through the termination date, plus the following: (i) a cash lump sum in an amount equal to the greater of the Mr. Anderson’s base salary for the remainder of the initial term or two years of Mr. Anderson’s base salary in effect on the Termination Date; (ii) a cash lump sum equal to the maximum amount of the cash bonus which Mr. Anderson could earn for the fiscal year in which the termination occurs; and (iii) full vesting of all outstanding stock options and restricted stock held by Mr. Anderson. If Mr. Anderson terminates his employment other than for good reason, death or disability, or is terminated for Good Cause, he shall be entitled to receive his base salary and accrued vacation through the termination date only. If his employment is terminated for death or disability, he shall also be entitled to receive his pro-rated cash bonus through the termination date and full vesting of all outstanding stock options and restricted stock.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

2007 Employee Stock Incentive Plan Amendments

The Board previously approved, subject to shareholder approval, an amendment to the Company’s 2007 Employee Stock Incentive Plan (the “Employee Plan”), that would authorize an additional 700,000 shares of common stock for issuance under the plan, increasing the authorized number of shares from 2,300,000 to 3,000,000. According to the results from the annual meeting held April 9, 2015 (the "Annual Meeting"), the Company’s shareholders approved the amendment to the Employee Plan. The foregoing description of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The shareholders considered four proposals at the Annual Meeting, each of which are described in detail in the Company's definitive proxy statement dated March 11, 2015. The total number of shares represented in person or by proxy at the Annual Meeting was 9,728,789 or 74.5 percent of the 13,058,818 shares eligible to vote. The results of the votes are as follows:
Proposal 1 - Election of directors
The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company's common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to serve a one-year term on the Board.

	For		Votes Withheld	Broker Non-Votes
Jong S. Whang	5,922,606		146,518	3,659,665
Fokko Pentinga	5,931,732		137,392	3,659,665
Paul J. van der Wansem	5,890,624		178,500	3,659,665
Michael Garnreiter	5,687,802		381,322	3,659,665
Egbert J. G. Goudena	5,703,307	5,606,244	365,817	3,659,665
Robert F. King	5,705,466		363,658	3,659,665
Sukesh Mohan	5,980,059		89,065	3,659,665

Proposal 2 - Ratification of the appointment of Mayer Hoffman McCann P.C as the Company's independent registered public accounting firm for fiscal year 2015
The shareholders ratified the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
9,626,951	97,372	4,466	0
Proposal 3 - To approve an amendment to the 2007 employee stock incentive plan of Amtech Systems, Inc.

The management proposal to amend the Employee Plan, as described in the proxy materials.

For	Against	Abstain	Broker Non-Votes
4,209,257	1,841,375	18,492	3,659,665
Proposal 4 - Advisory vote to approve named executive officer compensation
The shareholders approved, on an advisory basis, the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
5,723,721	166,631	178,772	3,659,665

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Fourth Amendment to Employment Agreement, dated April 9, 2015, by and between the Company and Jong S. Whang
10.2	Fourth Amendment to Employment Agreement, dated April 9, 2015, by and between the Company and Fokko Pentinga
10.3	Employment Agreement, dated April 9, 2015, by and between Bradley C. Anderson and the Company
10.4	Amtech Systems, Inc. 2007 Employee Stock Incentive Plan, as amended through April 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: April 10, 2015	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Employment Agreement, dated April 9, 2015, by and between the Company and Jong S. Whang
10.2	Fourth Amendment to Employment Agreement, dated April 9, 2015, by and between the Company and Fokko Pentinga
10.3	Employment Agreement, dated April 9, 2015, by and between Bradley C. Anderson and the Company
10.4	Amtech Systems, Inc. 2007 Employee Stock Incentive Plan, as amended through April 10, 2015